EXHIBIT 10.07

THIRD AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") dated effective as of December 30, 1999, is made by and between MOTO PHOTO, INC., a Delaware corporation, (hereinafter called "Borrower"), and THE PROVIDENT BANK, an Ohio banking corporation, (hereinafter called "Bank").

WITNESSETH:

WHEREAS, Borrower and the Bank entered into a Loan and Security Agreement dated February 19, 1997 (the "Loan Agreement"), providing for several loans from Bank to Borrower from Bank to Borrower;

WHEREAS, the Loan Agreement was subsequently amended by First Amendment to Loan and Security Agreement dated May 1, 1998, and further amended by Second Amendment to Loan and Security Agreement dated September 2, 1999; and

WHEREAS, Borrower and Bank wish to further amend the terms of the Loan Agreement to modify certain other terms and conditions of the loans provided for therein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Bank and Borrower hereby agree, as follows:

1. Section 5.15(b) of the Loan Agreement, is hereby revised and replaced in its entirety, to read as follows:

(b) A ratio of net income after taxes, plus interest, plus depreciation, plus amortization, plus other non-cash charges, less cash dividends except for Series G Preferred share dividends, all as reflected on the most recent financial statements of Borrower to current year maturities of long-term debt plus interest, all calculated for the most recent four (4) fiscal quarters, of not less than 1.1 to 1.0 at the end of the fiscal quarter ending December 31, 1999, and each fiscal quarter thereafter.

2. Representations and Warranties: In order to induce the Bank to enter into this Amendment, Borrower hereby makes and restates in their entirety all of the representations and warranties set forth in Section 4 of the Loan Agreement, except that those representations and warranties regarding financial statements shall refer to the financial statements as of and for the last period submitted by Borrower to Bank, which representations and warranties are true in all material respects as of the date of the Amendment and shall survive the execution and delivery of this Amendment, the Amended and Restarted Line of Credit Promissory Note and the Capital Expenditure 2 Promissory Note.

3. Effect of this Amendment; Continuation of Loan Agreement. Borrower and the Bank agree that:

(a) the execution and delivery of this Amendment is not intended to discharge any obligation of Borrower due the Bank under the Loan Agreement or this Amendment;

(b) there is no novation by the execution and delivery of this Amendment;

(c) all the terms and conditions contained in the Loan Agreement, as amended, and all documents executed in accordance therewith, except as specifically modified herein, shall continue unchanged and remain in full force and effect; and

    Capitalized terms used in this Amendment and not defined herein shall have the meanings attributed to them in the Loan Agreement.

IN WHITNESS WHEREOF, the parties hereto have caused this Amendment duly to be executed as of the day and year first above written.

MOTO PHOTO, INC.

(a Delaware corporation)

By:

DAVID A. MASON

Its: Executive Vice President

THE PROVIDENT BANK

By:

Jerome J. Brunswick

Its: Senior Vice President